News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

PublicStorage.com

For Release	Immediately
Date	April 25, 2018
Contact	Ryan Burke
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the First Quarter Ended March 31, 2018

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the quarter ended March 31, 2018.

Operating Results for the Three Months Ended March 31, 2018

For the three months ended March 31, 2018, net income allocable to our common shareholders was $287.8 million or $1.65 per diluted common share, compared to $281.1 million or $1.62 per diluted common share in 2017 representing an increase of $6.7 million or $0.03 per diluted common share.  The increase is due primarily to i) a $13.6 million increase in self-storage net operating income (described below), ii) our $10.9 million equity share of a gain recorded by PS Business Parks in the three months ended March 31, 2018 and iii) a $6.0 million reduction in income allocated to our preferred shareholders.  These increases were offset partially by i) $7.8 million in additional share based compensation included in general and administrative expense in the three months ended March 31, 2018 due to the upcoming retirement of our CEO and CFO, ii) a $7.1 million increase in interest expense due to higher debt balances and iii) a $6.3 million increase in foreign exchange losses associated with our euro denominated debt.

The $13.6 million increase in self-storage net operating income is a result of a $6.5 million increase in our Same Store Facilities (as defined below) and a $7.1 million increase in our Non Same Store Facilities (as defined below).  Revenues for the Same Store Facilities increased 2.1% or $11.5 million in the three months ended March 31, 2018 as compared to 2017, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 3.3% or $5.0 million in the three months ended March 31, 2018 as compared to 2017, due primarily to increased property taxes and property manager payroll.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of 127 self-storage facilities acquired and developed since January 2016.

Funds from Operations

For the three months ended March 31, 2018, funds from operations (“FFO”) was $2.37 per diluted common share, as compared to $2.34 in 2017, representing an increase of 1.3%.  FFO is a non-GAAP (generally accepted accounting principles) term defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses and impairment charges with respect to real estate assets.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses and ii) $7.8 million in additional share-based compensation included in general and administrative expense in the three months ended March 31, 2018 due to the upcoming retirement of our CEO and CFO.  We review Core FFO per share to evaluate our ongoing operating performance, and we believe it is used by investors and REIT analysts in a similar manner.  However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended March 31,
			Percentage
	2018	2017	Change

FFO per share	$2.37	$2.34	1.3%
Eliminate the per share impact of
items excluded from Core FFO, including
our equity share from investments:
Foreign currency exchange loss	0.07	0.03
Accelerated expense of executive officer
share based awards due to upcoming retirement	0.04	-
Core FFO per share	$2.48	$2.37	4.6%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized level of occupancy, revenues and cost of operations since January 1, 2016.  We review the operations of our Same Store Facilities, which excludes facilities whose operating trends are significantly affected by factors such as casualty events, as well as recently developed or acquired facilities, to more effectively evaluate the ongoing performance of our self-storage portfolio in 2016, 2017 and 2018.  We believe the Same Store information is used by investors and REIT analysts in a similar manner.  The Same Store pool increased from 2,042 facilities at December 31, 2017 to 2,052 facilities at March 31, 2018. The following table summarizes the historical operating results of these 2,052 facilities (131.6 million net rentable square feet) that represent approximately 83% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at March 31, 2018.

Selected Operating Data for the Same
Store Facilities (2,052 facilities)
(unaudited):
	Three Months Ended March 31,
			Percentage
	2018	2017	Change

Revenues:
Rental income	$525,184	$514,263	2.1%
Late charges and administrative fees	24,719	24,173	2.3%
Total revenues (a)	549,903	538,436	2.1%

Cost of operations:
Property taxes	58,582	56,050	4.5%
On-site property manager payroll	28,729	27,577	4.2%
Supervisory payroll	9,617	10,165	(5.4)%
Repairs and maintenance	9,425	9,702	(2.9)%
Snow removal	2,139	2,030	5.4%
Utilities	10,847	10,235	6.0%
Advertising and selling	6,538	6,816	(4.1)%
Other direct property costs	15,066	14,303	5.3%
Allocated overhead	13,108	12,222	7.2%
Total cost of operations (a)	154,051	149,100	3.3%
Net operating income (b)	$395,852	$389,336	1.7%

Gross margin	72.0%	72.3%	(0.4)%

Weighted average for the period:
Square foot occupancy	92.3%	93.1%	(0.9)%
Realized annual rental income per (c):
Occupied square foot	$17.30	$16.79	3.0%
Available square foot (“REVPAF”)	$15.96	$15.63	2.1%
At March 31:
Square foot occupancy	92.1%	93.2%	(1.2)%
Annual contract rent per occupied
square foot (d)	$17.81	$17.35	2.7%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage net operating income (“NOI”) to operating income.

(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges and administrative fees.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	For the Quarter Ended
	March 31	June 30	September 30	December 31	Entire Year

	(Amounts in thousands, except for per square foot amounts)
Total revenues:
2018	$549,903
2017	$538,436	$551,522	$569,853	$556,999	$2,216,810

Total cost of operations:
2018	$154,051
2017	$149,100	$147,283	$148,568	$118,606	$563,557

Property taxes:
2018	$58,582
2017	$56,050	$56,180	$56,016	$32,394	$200,640

Repairs and maintenance, including
snow removal expenses:
2018	$11,564
2017	$11,732	$11,422	$11,450	$12,007	$46,611

Advertising and selling expense:
2018	$6,538
2017	$6,816	$8,158	$6,987	$6,821	$28,782

REVPAF:
2018	$15.96
2017	$15.63	$16.03	$16.54	$16.17	$16.09

Weighted average realized annual
rent per occupied square foot:
2018	$17.30
2017	$16.79	$16.95	$17.49	$17.37	$17.15

Weighted average occupancy levels
for the period:
2018	92.3%
2017	93.1%	94.6%	94.6%	93.1%	93.8%

Property Operations – Non Same Store Facilities

The Non Same Store Facilities at March 31, 2018 represent 341 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2016 or that we did not own as of January 1, 2016.  The following table summarizes operating data with respect to the Non Same Store Facilities (unaudited):

NON SAME STORE	Three Months Ended March 31,
FACILITIES	2018	2017	Change

Revenues:
2018 acquisitions	$67	$-	$67
2017 acquisitions	6,860	339	6,521
2016 acquisitions	9,429	8,581	848
2016 - 2018 new developments	7,120	2,327	4,793
2013 - 2015 new developments	6,401	5,798	603
Other facilities	51,757	52,297	(540)
Total revenues	81,634	69,342	12,292

Cost of operations before depreciation
and amortization expense:
2018 acquisitions	22	-	22
2017 acquisitions	2,507	151	2,356
2016 acquisitions	3,637	3,482	155
2016 - 2018 new developments	4,055	2,296	1,759
2013 - 2015 new developments	2,099	1,867	232
Other facilities	15,816	15,082	734
Total cost of operations	28,136	22,878	5,258

Net operating income:
2018 acquisitions	45	-	45
2017 acquisitions	4,353	188	4,165
2016 acquisitions	5,792	5,099	693
2016 - 2018 new developments	3,065	31	3,034
2013 - 2015 new developments	4,302	3,931	371
Other facilities	35,941	37,215	(1,274)
Net operating income (a)	$53,498	$46,464	$7,034

At March 31:
Square foot occupancy:
2018 acquisitions	71.5%	-	-
2017 acquisitions	88.8%	89.7%	(1.0)%
2016 acquisitions	87.2%	85.9%	1.5%
2016 - 2018 new developments	56.5%	43.1%	31.1%
2013 - 2015 new developments	90.4%	89.8%	0.7%
Other facilities	87.2%	87.2%	0.0%
	82.1%	82.4%	(0.4)%
Annual contract rent per occupied square foot:
2018 acquisitions	$10.88	$-	-
2017 acquisitions	14.39	10.81	33.1%
2016 acquisitions	10.19	9.86	3.3%
2016 - 2018 new developments	11.83	12.69	(6.8)%
2013 - 2015 new developments	14.88	13.95	6.7%
Other facilities	16.97	16.80	1.0%
	$14.79	$14.92	(0.9)%

NON SAME STORE	Three Months Ended March 31,
FACILITIES (Continued)	2018	2017	Change

At March 31:
Number of facilities:
2018 acquisitions	2	-	2
2017 acquisitions	34	4	30
2016 acquisitions	55	55	-
2016 - 2018 new developments	36	18	18
2013 - 2015 new developments	20	20	-
Other facilities	194	194	-
	341	291	50
Net rentable square feet (in thousands):
2018 acquisitions	181	-	181
2017 acquisitions	2,114	214	1,900
2016 acquisitions	4,177	4,121	56
2016 - 2018 new developments	4,632	2,470	2,162
2013 - 2015 new developments	1,877	1,877	-
Other facilities	14,584	14,122	462
	27,565	22,804	4,761

(a)	See attached reconciliation of self-storage NOI to operating income.

Investing and Capital Markets Activities

During the three months ended March 31, 2018, we acquired two self-storage facilities (one each in Nebraska and Tennessee) with 0.2 million net rentable square feet for $18.0 million. At March 31, 2018, we were under contract to acquire three self-storage facilities (one each in Indiana, Kentucky and South Carolina) with 0.2 million net rentable square feet for $19 million.

During the three months ended March 31, 2018, we completed four newly developed facilities and various expansion projects (0.5 million net rentable square feet) costing $60 million.  At March 31, 2018, we had various facilities in development (2.7 million net rentable square feet) estimated to cost $381 million and various expansion projects (2.3 million net rentable square feet) estimated to cost $281 million.  The remaining $382 million of development costs for these projects is expected to be incurred primarily in the next 18 months.

Distributions Declared

On April 25, 2018, our Board of Trustees declared a regular common quarterly dividend of $2.00 per common share.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on June 28, 2018 to shareholders of record as of June 13, 2018.

First Quarter Conference Call

A conference call is scheduled for April 26, 2018 at 11:00 a.m. (PDT) to discuss the first quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 3808049). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through May 10, 2018 by calling (800) 585-8367 (domestic), (404) 537-3406 (international) or by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 3808049.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At March 31, 2018, we had interests in 2,392 self-storage facilities located in 38 states with approximately 159 million net rentable square feet in the United States and 223 storage facilities located in seven Western European nations with approximately 12 million net rentable square feet operated under the “Shurgard” brand.  We also own a 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at March 31, 2018.

Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2018 and in our other filings with the SEC and the following: general risks associated with the ownership and operation of real estate, including changes in demand, risk related to development of self-storage facilities, potential liability for environmental contamination, natural disasters and adverse changes in laws and regulations governing property tax, real estate and zoning; risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations, changes in tax laws, and local and global economic uncertainty that could adversely affect our earnings and cash flows; risks related to our participation in joint ventures; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing environmental, taxes, our tenant reinsurance business and labor, and risks related to the impact of new laws and regulations; risks of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to the determination of taxable income for our taxable REIT subsidiaries; changes in federal or state tax laws related to the taxation of REITs and other corporations; security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships; risks associated with the self-insurance of certain business risks, including property and casualty insurance, employee health insurance and workers compensation liabilities; difficulties in raising capital at a reasonable cost; delays in the development process; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. These forward-looking statements speak only as of the date of this press release.  All of our forward-looking statements, including those in this press release, are qualified in their entirety by this statement.  We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.  Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Revenues:
Self-storage facilities	$631,537	$607,778
Ancillary operations	38,387	37,769
	669,924	645,547

Expenses:
Self-storage cost of operations	182,187	171,978
Ancillary cost of operations	10,640	10,924
Depreciation and amortization	117,979	110,929
General and administrative	31,520	25,028
	342,326	318,859

Operating income	327,598	326,688

Other income (expense):
Interest and other income	5,544	3,998
Interest expense	(8,107)	(1,048)
Equity in earnings of unconsolidated real estate entities	30,795	19,949
Gain on real estate investment sales	424	-
Foreign currency exchange loss	(11,818)	(5,566)
Net income	344,436	344,021
Allocation to noncontrolling interests	(1,439)	(1,579)
Net income allocable to Public Storage shareholders	342,997	342,442
Allocation of net income to:
Preferred shareholders – distributions	(54,081)	(60,121)
Restricted share units	(1,097)	(1,190)
Net income allocable to common shareholders	$287,819	$281,131

Per common share:
Net income per common share – Basic	$1.66	$1.62
Net income per common share – Diluted	$1.65	$1.62
Weighted average common shares – Basic	173,892	173,364
Weighted average common shares – Diluted	174,148	174,069

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
ASSETS	(Unaudited)

Cash and equivalents	$363,030	$433,376

Operating real estate facilities:
Land and buildings, at cost	14,766,684	14,665,989
Accumulated depreciation	(5,811,286)	(5,700,331)
	8,955,398	8,965,658
Construction in process	279,624	264,441
Investments in unconsolidated real estate entities	746,254	724,173
Goodwill and other intangible assets, net	210,733	214,957
Other assets	130,481	130,287
Total assets	$10,685,520	$10,732,892

LIABILITIES AND EQUITY

Senior unsecured notes	$1,414,144	$1,402,109
Mortgage notes	28,767	29,213
Accrued and other liabilities	326,819	337,201
Total liabilities	1,769,730	1,768,523

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 161,000 shares issued (in series) and outstanding,
(161,000 at December 31, 2017) at liquidation preference	4,025,000	4,025,000
Common Shares, $0.10 par value, 650,000,000 shares authorized,
173,927,759 shares issued and outstanding, (173,853,370 shares
at December 31, 2017)	17,393	17,385
Paid-in capital	5,655,267	5,648,399
Accumulated deficit	(735,806)	(675,711)
Accumulated other comprehensive loss	(70,851)	(75,064)
Total Public Storage shareholders’ equity	8,891,003	8,940,009
Noncontrolling interests	24,787	24,360
Total equity	8,915,790	8,964,369
Total liabilities and equity	$10,685,520	$10,732,892

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution
(Unaudited – amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017

Computation of FFO per Share:

Net income allocable to common shareholders	$287,819	$281,131
Eliminate items excluded from FFO:
Depreciation and amortization	117,979	110,929
Depreciation from unconsolidated real estate investments	19,315	17,213
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(918)	(962)
Gains on sale of real estate investments, including
our equity share from investments	(11,891)	(1,611)
FFO allocable to common shares (a)	$412,304	$406,700
Diluted weighted average common shares	174,148	174,069
FFO per share (a)	$2.37	$2.34

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share—Diluted	$1.65	$1.62
Eliminate per share amounts excluded from FFO:
Depreciation and amortization allocable to
common shareholders	0.78	0.73
Gains on sale of real estate investments, including
our equity share from investments and other	(0.06)	(0.01)
FFO per share (a)	$2.37	$2.34

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$412,304	$406,700
Eliminate effect of items included in FFO but not FAD:
Share-based compensation expense in excess of
(less than) cash paid	5,909	(3,286)
Foreign currency exchange loss	11,818	5,566
Less: Capital expenditures to maintain real estate facilities	(24,344)	(27,050)

FAD (a)	$405,687	$381,930

Distributions paid to common shareholders and restricted
share units	$349,011	$348,213

Distribution payout ratio	86.0%	91.2%

Distributions per common share	$2.00	$2.00

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures.  We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment, and common distributions. We believe investors and analysts utilize FAD in a similar manner.    FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Operating Income
(Unaudited – amounts in thousands)

	Three Months Ended
	March 31,
	2018	2017

Self-storage revenues for:
Same Store Facilities	$549,903	$538,436
Non Same Store Facilities	81,634	69,342
Self-storage revenues	631,537	607,778

Self-storage cost of operations for:
Same Store Facilities	154,051	149,100
Non Same Store Facilities	28,136	22,878
Self-storage cost of operations	182,187	171,978

Self-storage net operating income for:
Same Store Facilities	395,852	389,336
Non Same Store Facilities	53,498	46,464
Self-storage net operating income (a)	449,350	435,800
Ancillary revenues	38,387	37,769
Ancillary cost of operations	(10,640)	(10,924)
Depreciation and amortization	(117,979)	(110,929)
General and administrative expense	(31,520)	(25,028)
Operating income on our income statement	$327,598	$326,688

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense, which is based upon historical real estate costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions.  We utilize NOI in determining current property values, evaluating property performance, and in evaluating operating trends.  We believe that investors and analysts utilize NOI in a similar manner.  NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the operating income presented on our income statement.